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                                                                    EXHIBIT (22)

                       EASTGROUP PROPERTIES' SUBSIDIARIES


                                           Jurisdiction of
                                           Incorporation or
Name                                       Organization
----                                       ----------------
EastGroup Virginia, Inc.                   Virginia

EastGroup California, Inc.                 California

EastGroup Florida, Inc.                    Florida

EastGroup Sunbelt, Inc.                    Florida

EGP Managers, Inc.                         Mississippi

EastGroup Texas, Inc.                      Texas

EastGroup Tampa, Inc.                      Florida

EastGroup Jacksonville, Inc.               Florida

EastGroup San Antonio, Inc.                Texas

EastGroup Houston, Inc.                    Texas

EastGroup Tallahassee, Inc.                Florida

EastGroup Jackson, Inc.                    Mississippi

EastGroup Alabama, Inc.                    Alabama

EastGroup - LNH Corporation                Maryland

EGP Texas Partners Ltd.                    Texas

EGP Houston Partners Ltd.                  Texas

EGP San Antonio Partners Ltd.              Texas